Exhibit 99.1
LifeLock Announces 2014 Fourth Quarter and Year-End Results
Record quarterly revenue of $129.7 million, up 27% year-over-year
Q4 cumulative ending members of approximately 3.63 million, up 21% year-over-year
Q4 monthly average revenue per member of $11.43, up 7% year-over-year
TEMPE, AZ (February 10, 2015) - LifeLock, Inc. (NYSE: LOCK), an industry leader in identity theft protection, today announced financial results for the fourth quarter and full year ended December 31, 2014.
Fourth Quarter 2014 Financial Highlights:

•
Revenue: Total revenue was $129.7 million for the fourth quarter of 2014, up 27% from $102.3 million for the fourth quarter of 2013. Consumer revenue was $122.7 million for the fourth quarter of 2014, up 30% from $94.1 million for the fourth quarter of 2013. Enterprise revenue was $6.9 million for the fourth quarter of 2014, compared with $8.2 million for the fourth quarter of 2013.

•
Net Income: Net income was $2.8 million for the fourth quarter of 2014, compared with net income of $53.0 million for the fourth quarter of 2013. Net income per diluted share was $0.03 for the fourth quarter of 2014 based on 99.6 million weighted-average shares outstanding, compared with net income per diluted share of $0.54 for the fourth quarter of 2013 based on 98.0 million weighted-average shares outstanding. Net income for the fourth quarter of 2013 included an income tax benefit of $37.8 million, or $0.39 per diluted share, resulting primarily from the release of the valuation allowance associated with our deferred tax assets and net income for the fourth quarter of 2014 was negatively impacted by ($15.0) million, or ($0.15) per diluted share, for legal reserves and settlements during the quarter, which represent a $20.0 million legal reserve for a possible settlement with the Federal Trade Commission of their inquiry into our compliance with our 2010 FTC Consent Decree, which was partially offset by a $5.0 million legal settlement in our favor resulting from indemnification claims we previously made with respect to our Lemon acquisition.

•
Adjusted Net Income: Adjusted net income was $27.7 million for the fourth quarter of 2014, compared with an adjusted net income of $21.5 million for the fourth quarter of 2013. Adjusted net income per diluted share was $0.28 for the fourth quarter of 2014 based on 99.6 million weighted-average shares outstanding, compared with an adjusted net income per diluted share of $0.22 for the fourth quarter of 2013 based on 98.0 million weighted-average shares outstanding.

•	Adjusted EBITDA: Adjusted EBITDA was $30.2 million for the fourth quarter of 2014, compared with $22.9 million for the fourth quarter of 2013.

•
Cash Flow: Cash flow from operations was $37.0 million for the fourth quarter of 2014, leading to free cash flow of $28.6 million after taking into consideration $3.4 million of capital expenditures and the $5.0 million received from the legal settlement resulting from indemnification claims we previously made with respect to our Lemon acquisition. This compares with cash flow from operations of $25.5 million and free cash flow of $20.4 million, after taking into consideration $5.2 million of capital expenditures, for the fourth quarter of 2013.

•	Balance Sheet: Total cash and marketable securities at the end of the fourth quarter of 2014 was $273.9 million, up from $238.3 million at the end of the third quarter of 2014.
“We were pleased to report strong results on both the top and bottom line in the fourth quarter, capping another successful year for the company,” said Todd Davis, LifeLock’s Chairman and CEO. “We believe that our leading brand and most comprehensive protection positions us well to serve the needs of both consumers and enterprises in a world faced with the continual threat of identity theft.”
A reconciliation of GAAP to non-GAAP financial measures has been provided in the financial statement tables included in this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

Fourth Quarter 2014 & Recent Business Highlights:

•	Recorded the 39th consecutive quarter of sequential growth in revenue and cumulative ending members.

•	Added approximately 252,000 gross new members in the fourth quarter of 2014 and ended the quarter with approximately 3.63 million members.

•	Achieved a retention rate of 87.7% for the fourth quarter of 2014, compared with 87.8% for the fourth quarter of 2013.

•	Increased monthly average revenue per member to $11.43 for the fourth quarter of 2014 from $10.72 for the fourth quarter of 2013.

•	Ranked 65th fastest growing company in the internet category of Deloitte’s 2014 Technology Fast 500.

•
Launched LifeLock Data Breach Service which enables enterprise organizations to rapidly activate LifeLock’s proprietary identity alerts to protect their consumers or employees as a quick response to a data breach.

Fiscal Year 2014 Financial Highlights:

•
Revenue: Total revenue was $476.0 million for 2014, up 29% from $369.7 million for 2013. Consumer revenue was $449.2 million for 2014, up 32% from $340.1 million for 2013. Enterprise revenue was $26.8 million for 2014, compared with $29.5 million for 2013.

•
Net Income: Net income was $2.5 million for 2014, down from $54.5 million for 2013. Net income per diluted share was $0.03 for 2014 based on 99.1 million weighted-average shares outstanding, compared with net income per diluted share of $0.57 for 2013 based on 96.0 million weighted-average shares outstanding. Net income for 2013 included an income tax benefit of $37.5 million, or $0.39 per diluted share, resulting primarily from the release of the valuation allowance associated with our deferred tax assets and net income for 2014 was negatively impacted by ($15.0) million, or ($0.15) per diluted share, for legal reserves and settlements during the year, which represent a $20.0 million legal reserve for a possible settlement with the Federal Trade Commission of their inquiry into our compliance with our 2010 FTC Consent Decree, which was partially offset by a $5.0 million legal settlement in our favor resulting from indemnification claims we previously made with respect to our Lemon acquisition.

•
Adjusted Net Income: Adjusted net income was $47.1 million for 2014, up from $36.9 million for 2013. Adjusted net income per diluted share was $0.48 for 2014 based on 99.1 million weighted-average shares outstanding, compared with $0.39 per diluted share for 2013 based on 96.0 million weighted-average shares outstanding.

•	Adjusted EBITDA: Adjusted EBITDA was $55.5 million for 2014, up from $42.2 million for 2013.

•
Cash Flow: Cash flow from operations was $109.2 million for 2014, leading to free cash flow of $89.6 million after taking into consideration $14.6 million of capital expenditures and the $5.0 million received from the legal settlement resulting from indemnification claims we previously made with respect to our Lemon acquisition. This compares with cash flow from operations of $77.4 million and free cash flow of $67.0 million, after taking into consideration $10.4 million of capital expenditures, for 2013.

Guidance:
As of February 10, 2015, we are initiating guidance for our first quarter of 2015 as well for the full year 2015.

•
First Quarter 2015 Guidance: Total revenue is expected to be in the range of $133 million to $134 million. Adjusted net loss per share is expected to be in the range of ($0.07) to ($0.06) based on approximately 95 million basic weighted-average shares outstanding. Adjusted EBITDA is expected to be in the range of ($5) million to ($4) million.

•
Full Year 2015 Guidance: Total revenue is expected to be in the range of $580 million to $588 million. Adjusted net income per diluted share is expected to be in the range of $0.63 to $0.67 based on approximately 103 million fully diluted weighted-average shares outstanding and a cash tax rate of 5%. Adjusted EBITDA is expected to be in the range of $76 million to $80 million. Free cash flow is expected to be in the range of $105 million to $110 million.

Conference Call Details:

•	What: LifeLock fourth quarter and full year 2014 financial results.

•	When: Tuesday, February 10, 2015 at 2PM PT (5PM ET).

•
Dial in: To access the call in the United States, please dial (877) 407-3982, and for international callers dial (201) 493-6780. Callers may provide confirmation number 13599011 to access the call more quickly, and are encouraged to dial into the call 10 to 15 minutes prior to the start to prevent any delay in joining.

•	Webcast: http://investor.lifelock.com/ (live and replay)

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Replay: A replay of the call will be available via telephone for seven days, beginning two hours after the call. To listen to the telephone replay in the United States, please dial (877) 870-5176, and for international callers dial (858) 384-5517 and enter access code 13599011.

About LifeLock
LifeLock, Inc. (NYSE:LOCK) is a leading provider of proactive identity theft protection services for consumers and consumer risk management services for enterprises. LifeLock’s threat detection, proactive identity alerts, and comprehensive remediation services help provide peace of mind for consumers amid the growing threat of identity theft. Leveraging unique data, science and patented technology from ID Analytics, Inc., a wholly-owned subsidiary, LifeLock offers identity theft protection that goes significantly beyond credit monitoring. As part of its commitment to help fight identity theft, LifeLock works to train law enforcement and partners with a variety of non-profit organizations to help consumers establish positive habits to combat this threat.
Forward-Looking Statements
This press release contains “forward-looking” statements, as that term is defined under the federal securities laws, including statements regarding our leading brand and comprehensive protection, a possible settlement with the Federal Trade Commission, (the "FTC"), and our expected total revenue, adjusted net income per diluted share, adjusted EBITDA, and free cash flow for the first quarter of 2015 and for fiscal year 2015. These forward-looking statements are based on our current assumptions, expectations, and beliefs and are subject to substantial risks, uncertainties, assumptions, and changes in circumstances that may cause our actual results, performance, or achievements to differ materially from those expressed or implied in any forward-looking statement.
The risks and uncertainties referred to above include, but are not limited to, risks associated with our ability to maintain profitability on an annual basis; our ability to protect our customers’ confidential information; our ability to maintain and enhance our brand recognition and reputation; the competitive nature of the industries in which we conduct our business; our ability to maintain access to data sources; our ability to retain our existing customers and attract new customers; our ability to improve our services and develop and introduce new services with broad appeal; our ability to maintain existing and secure new relationships with strategic partners; the effects of laws, regulations, and enforcement; the outcome of any litigation or regulatory proceeding; our ability to protect our intellectual property and not infringe on the intellectual property of others; and other “Risk Factors” set forth in our most recent filings with the Securities and Exchange Commission (the “SEC”).
Further information on these and other factors that could affect our financial results and the forward-looking statements in this press release is included in the filings we make with the SEC from time to time, including our Form 10-K/A for the year ended December 31, 2013, particularly under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Copies of these documents may be obtained by visiting our Investor Relations website at http://investor.lifelock.com/ or the SEC's website at www.sec.gov.
We assume no obligation and do not intend to update these forward-looking statements, except as required by law.
Non-GAAP Financial Measures
Our reported results include certain non-GAAP financial measures, including adjusted net income, adjusted net income per diluted share, adjusted EBITDA, and free cash flow. We calculate adjusted net income as net income (loss) excluding amortization of acquired intangible assets, share-based compensation, income tax benefits and expenses resulting from changes in our deferred tax assets, and acquisition related expenses. We have also excluded the impact of the legal reserve for a possible settlement with the FTC and the legal settlement in our favor resulting from indemnification claims we previously made with respect to our Lemon acquisition. Historically, in calculating adjusted net income, we also excluded changes in fair value of warrant liabilities and changes in fair value of embedded derivatives in the periods in which those items occurred.  We do not currently have any warrant liabilities or embedded derivatives.  Accordingly, we will only include those items of income and expense in our reconciliation of adjusted net income for period-over-period comparisons.  We calculate adjusted net income per diluted share by dividing our adjusted net income by the weighted-average diluted shares outstanding. We calculate adjusted EBITDA as net income (loss)

excluding depreciation and amortization, share-based compensation, interest expense, interest income, other income (expense), income tax (benefit) expense, and acquisition related expenses. We have also excluded the impact of the legal reserve for a possible settlement with the FTC and the legal settlement in our favor resulting from indemnification claims we previously made with respect to our Lemon acquisition. Historically, in calculating adjusted EBITDA, we also excluded changes in fair value of warrant liabilities and changes in fair value of embedded derivatives in the periods in which those items occurred.  We do not currently have any warrant liabilities or embedded derivatives.  Accordingly, we will only include those items of income and expense in our reconciliation of adjusted EBITDA for period-over-period comparisons.  We define free cash flow as net cash provided by (used in) operating activities less net cash used in investing activities for acquisitions of property and equipment. For the fourth quarter and full year 2014, we have also subtracted from net cash provided by (used in) operating activities the $5.0 million received from the legal settlement resulting from indemnification claims we previously made with respect to our Lemon acquisition.
We have included adjusted net income, adjusted net income per diluted share, and adjusted EBITDA in this press release because they are key measures used by us to understand and evaluate our core operating performance and trends, to prepare and approve our annual budget, and to develop short- and long-term operational plans. In particular, the exclusion of certain expenses in calculating adjusted net income and adjusted EBITDA can provide a useful measure for period-to-period comparisons of our core business. Additionally, adjusted EBITDA is a key financial measure used in determining management’s incentive compensation.
We have included free cash flow in this press release because we believe it typically presents a more conservative measure of cash flow as purchases of property and equipment are necessary components of ongoing operations. We believe that this non-GAAP financial measure is useful in evaluating our business because free cash flow reflects the cash surplus available to fund the expansion of our business after payment of capital expenditures relating to the necessary components of ongoing operations. We also believe that the use of free cash flow provides consistency and comparability with our past financial performance, facilitates period-to-period comparisons of operations, and also facilitates comparisons with other companies, many of which use similar non-GAAP financial measures to supplement their GAAP results.
Although adjusted net income, adjusted EBITDA, and free cash flow are frequently used by investors in their evaluations of companies, these non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. Because of these limitations, these non-GAAP financial measures should be considered alongside other financial performance measures.
We have not reconciled adjusted net income per diluted share guidance to net income per diluted share guidance or adjusted EBITDA guidance to net income guidance because we do not provide guidance for share-based compensation expense, provision for income taxes, interest income, interest expense, change in fair value of warrant liabilities, change in fair value of embedded derivatives, other income and expenses, depreciation expense, amortization of intangible assets, acquisition expenses, legal reserves and settlements, or income tax (benefit) expense, which are reconciling items between net income (loss) and adjusted net income and net income (loss) and adjusted EBITDA. As items that impact net income (loss) are out of our control and/or cannot be reasonably predicted, we are unable to provide such guidance. Accordingly, reconciliation to net income (loss) is not available without unreasonable effort. For a reconciliation of historical non-GAAP financial measures to the nearest comparable GAAP measures, see the reconciliation tables included in this press release.
Media Contact:
Becca Youngs
Media@lifelock.com
415-767-7752
Investor Relations Contact:
Greg Kleiner
ICR for LifeLock
Investor.relations@lifelock.com
480-457-5000

LifeLock, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
Revenue:
Consumer revenue	$122,745	$94,068	$449,193	$340,121
Enterprise revenue	6,941	8,237	26,823	29,537
Total revenue	129,686	102,305	476,016	369,658
Cost of services	30,747	26,194	120,422	100,065
Gross profit	98,939	76,111	355,594	269,593
Costs and expenses:
Sales and marketing	47,274	37,030	213,984	162,363
Technology and development	12,977	10,451	50,973	40,015
General and administrative	30,184	11,325	75,673	42,125
Amortization of acquired intangible assets	2,205	2,011	8,898	7,909
Total costs and expenses	92,640	60,817	349,528	252,412
Income from operations	6,299	15,294	6,066	17,181
Other income (expense):
Interest expense	(89)	(126)	(353)	(353)
Interest income	92	50	281	124
Other	14	(11)	(137)	(21)
Total other expense	17	(87)	(209)	(250)
Income before provision for income taxes	6,316	15,207	5,857	16,931
Income tax expense (benefit)	3,478	(37,769)	3,362	(37,524)
Net income	$2,838	$52,976	$2,495	$54,455
Net income available per share to common stockholders:
Basic	$0.03	$0.58	$0.03	$0.61
Diluted	$0.03	$0.54	$0.03	$0.57
Weighted-average common shares outstanding used in computing net income per share:
Basic	93,614	90,997	92,733	88,636
Diluted	99,629	97,963	99,102	96,047

LifeLock, Inc.
Condensed Consolidated Balance Sheets
(in thousands)
(Unaudited)

	December 31,	December 31,
	2014	2013
Assets
Current assets:
Cash and cash equivalents	$146,569	$123,911
Marketable securities	127,305	48,688
Trade and other receivables, net	10,227	10,906
Deferred tax assets, net	21,243	13,117
Prepaid expenses and other current assets	7,834	6,961
Total current assets	313,178	203,583
Property and equipment, net	24,204	16,504
Goodwill	159,342	159,342
Intangible assets, net	38,315	47,213
Deferred tax assets, net - non-current	22,494	33,211
Other non-current assets	5,783	1,812
Total assets	$563,316	$461,665
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$11,544	$2,422
Accrued expenses and other liabilities	67,023	34,926
Deferred revenue	145,206	119,106
Total current liabilities	223,773	156,454
Other non-current liabilities	6,706	4,640
Total liabilities	230,479	161,094
Commitments and contingencies
Stockholders' equity:
Common stock	94	91
Additional paid-in capital	495,912	466,047
Accumulated other comprehensive loss	(116)	(18)
Accumulated deficit	(163,053)	(165,549)
Total stockholders' equity	332,837	300,571
Total liabilities and stockholders' equity	$563,316	$461,665

LifeLock, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(Unaudited)

	Year Ended December 31,
	2014	2013
Operating activities
Net income	$2,495	$54,455
Adjustment to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	16,266	12,796
Share-based compensation	18,147	11,111
Provision for doubtful accounts	346	231
Amortization of premiums on marketable securities	1,889	323
Deferred income tax benefit	2,592	(37,612)
Other	126	21
Change in operating assets and liabilities:
Trade and other receivables	(933)	(3,127)
Prepaid expenses and other current assets	(880)	(1,080)
Other non-current assets	280	328
Accounts payable	9,029	518
Accrued expenses and other liabilities	31,655	6,920
Deferred revenue	26,100	28,115
Other non-current liabilities	2,066	4,374
Net cash provided by operating activities	109,178	77,373
Investing activities
Acquisition of businesses, net of cash acquired	—	(42,369)
Acquisition of property and equipment	(14,574)	(10,417)
Purchases of marketable securities	(135,178)	(50,775)
Sale and maturities of marketable securities	56,060	1,353
Premiums paid for company-owned life insurance policies	(4,337)	—
Net cash used in investing activities	(98,029)	(102,208)
Financing activities
Proceeds from share-based compensation plans	12,241	15,425
Proceeds from warrant exercises	375	—
Payments for employee tax withholdings related to restricted stock units and awards	(1,107)	(436)
Payments for debt issuance costs	—	(440)
Net cash provided by financing activities	11,509	14,549
Net increase (decrease) in cash and cash equivalents	22,658	(10,286)
Cash and cash equivalents at beginning of year	123,911	134,197
Cash and cash equivalents at end of year	$146,569	$123,911

Share-Based Compensation
(in thousands)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
Costs of services	$348	$231	$1,258	$758
Sales and marketing	915	365	3,150	1,340
Technology and development	1,305	996	5,074	2,825
General and administrative	2,350	1,586	8,665	6,188
Total share-based compensation expense	$4,918	$3,178	$18,147	$11,111
Key Financial and Operating Metrics
(in thousands except percentages and per member data)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
Revenue:
Consumer revenue	$122,745	$94,068	$449,193	$340,121
Enterprise revenue	6,941	8,237	26,823	29,537
Total revenue	$129,686	$102,305	$476,016	$369,658
Adjusted net income	$27,677	$21,537	$47,132	$36,931
Adjusted EBITDA	$30,224	$22,852	$55,479	$42,156
Free cash flow	$28,600	$20,393	$89,604	$66,956
Cumulative ending members	3,633	2,999	3,633	2,999
Gross new members	252	246	1,164	944
Member retention rate	87.7%	87.8%	87.7%	87.8%
Average cost of acquisition per member	$174	$139	$173	$160
Monthly average revenue per member	$11.43	$10.72	$11.13	$10.32
Enterprise transactions	71,525	56,879	244,885	216,729

Reconciliation of GAAP to Adjusted Results
(in thousands, except per share amounts)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
Reconciliation of Gross Profit to Adjusted Gross Profit
Gross profit	$98,939	$76,111	$355,594	$269,593
Share-based compensation	348	231	1,258	758
Adjusted gross profit	$99,287	$76,342	$356,852	$270,351
Reconciliation of Sales and Marketing Expenses to Adjusted Sales and Marketing Expenses
Sales and marketing expenses	$47,274	$37,030	$213,984	$162,363
Share-based compensation	(915)	(365)	(3,150)	(1,340)
Adjusted sales and marketing expenses	$46,359	$36,665	$210,834	$161,023
Reconciliation of Technology and Development Expenses to Adjusted Technology and Development Expenses
Technology and development expenses	$12,977	$10,451	$50,973	$40,015
Acquisition related expenses	—	(43)	—	(43)
Share-based compensation	(1,305)	(996)	(5,074)	(2,825)
Adjusted technology and development expenses	$11,672	$9,412	$45,899	$37,147
Reconciliation of General and Administrative Expenses to Adjusted General and Administrative Expenses
General and administrative expenses	$30,184	$11,325	$75,673	$42,125
Acquisition related expenses	—	(1,025)	—	(1,025)
Share-based compensation	(2,350)	(1,586)	(8,665)	(6,188)
Legal reserves and settlement	(15,000)	—	(15,000)	—
Adjusted general and administrative expenses	$12,834	$8,714	$52,008	$34,912
Reconciliation of Income from Operations to Adjusted Income from Operations
Income from operations	$6,299	$15,294	$6,066	$17,181
Acquisition related expenses	—	1,068	—	1,068
Share-based compensation	4,918	3,178	18,147	11,111
Amortization of acquired intangible assets	2,205	2,011	8,898	7,909
Legal reserves and settlement	15,000	—	15,000	—
Adjusted income from operations	$28,422	$21,551	$48,111	$37,269

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
Reconciliation of Net Income to Adjusted Net Income
Net income	$2,838	$52,976	$2,495	$54,455
Amortization of acquired intangible assets	2,205	2,011	8,898	7,909
Deferred income tax (benefit) expense	2,716	(37,696)	2,592	(37,612)
Acquisition related expenses	—	1,068	—	1,068
Share-based compensation	4,918	3,178	18,147	11,111
Legal reserves and settlement	15,000	—	15,000	—
Adjusted net income	$27,677	$21,537	$47,132	$36,931
Reconciliation of Net Income per Diluted Share to Adjusted Net Income per Diluted Share
Net income per diluted share	$0.03	$0.54	$0.03	$0.57
Adjustments to net income	0.25	(0.32)	0.45	(0.18)
Adjustments to diluted shares	—	—	—	—
Adjusted net income per diluted share	$0.28	$0.22	$0.48	$0.39
Reconciliation of Net Income to Adjusted EBITDA
Net income	$2,838	$52,976	$2,495	$54,455
Depreciation and amortization	4,007	3,312	16,266	12,796
Interest expense	89	126	353	353
Interest income	(92)	(50)	(281)	(124)
Other	(14)	11	137	21
Income tax (benefit) expense	3,478	(37,769)	3,362	(37,524)
Acquisition related expenses	—	1,068	—	1,068
Share-based compensation	4,918	3,178	18,147	11,111
Legal reserves and settlement	15,000	—	15,000	—
Adjusted EBITDA	$30,224	$22,852	$55,479	$42,156
Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow
Net cash provided by operating activities	$37,047	$25,546	$109,178	$77,373
Legal settlement	(5,000)	—	(5,000)	—
Acquisitions of property and equipment	(3,447)	(5,153)	(14,574)	(10,417)
Free cash flow	$28,600	$20,393	$89,604	$66,956